Exhibit 10.21

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SERVICING AGREEMENT

Dated as of November 30, 2016

by and between

GREENSKY, LLC,

ROBERT SHEFT,

ROBERT SHEFT 2012 TRUST,

and

ZALIK FAMILY DYNASTY TRUST I, LLC

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SERVICING AGREEMENT

THIS SERVICING AGREEMENT (the “Servicing Agreement”) dated as of November 30, 2016 (the “Effective Date”), by and between GREENSKY, LLC, a Georgia limited liability company (including its direct and indirect subsidiaries, “Servicer”), Robert Sheft (“Sheft”), Robert Sheft 2012 Trust (“Sheft Trust”), and Zalik Family Dynasty Trust I, LLC (“Zalik” and, together with Sheft and Sheft Trust, the “Buyers”). As used herein, “Party” shall mean Servicer or Buyers, as applicable, and “Parties” shall mean both Servicer and Buyers.

W I T N E S S E T H:

WHEREAS, Servicer is in the business of providing clerical, ministerial, and administrative services and a technology platform to lenders in connection with lenders originating consumer loans, primarily through a network of Program Merchants and Sponsors (the “GreenSky® Program”); and

WHEREAS, the GreenSky® Program is a cooperative lending program administered by Servicer on behalf and under the direction and control of federally-insured, federal and state chartered lenders participating in the GreenSky® Program; and

WHEREAS, Servicer and Buyers have entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which Sheft acquired an 18% undivided interest, Sheft Trust acquired a 32% undivided interest, and Zalik acquired a 50% undivided interest (such percentage with respect to Sheft, Sheft Trust, or Zalik, as applicable, the “Percentage Interest”) in Servicer’s rights to, among other things, the receivables and all other rights to payments of any kind in respect of the Loans (as defined in the Purchase Agreement); and

WHEREAS, Buyers desire that Servicer perform certain servicing on behalf of, and at the direction and control of, Buyers with respect to the Loans, and Servicer is willing to perform that servicing; and

WHEREAS, Servicer will act as a first-party servicer in the name of the GreenSky® Program or Buyers when performing that servicing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Servicer and Buyers agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein or in any certificate or document made or delivered pursuant hereto shall have the following meanings:

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“ACH Account” shall mean the deposit account established by Servicer for the benefit of the lenders in the GreenSky® Program at Fifth Third Bank or such other financial institution customarily utilized by Servicer with respect to other lenders and approved by Buyers (which approval will not unreasonably be withheld or delayed), to which the Borrowers are instructed to remit ACH payments on the Loans.

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Borrower” shall mean, with respect to any Loan, the Person or Persons obligated to make payments with respect to such Loan.

“Buyers’ Designated Accounts” shall mean the blocked accounts designated by Sheft, Sheft Trust, and Zalik, respectively, to which Servicer transfers amounts received in the Lockbox or ACH Account in respect of any Loans, in accordance with Buyers’ respective Percentage Interests.

“Buyers Margin” shall have the meaning set forth in Section 3.02.

“[*****].

“Base Rate” shall have the meaning set forth in Section 3.02.

“Business Day” shall mean a day that banks are open for business and excluding Saturdays, Sundays and legal holidays.

“Collections” shall mean all cash, checks, notes, instruments and other items of payment.

“Confidential Information” shall mean (a) all non-public personal information, (b) all documents, materials, data, and/or information in whatever form or format (including without limitation electronic media) that relates to the performance of servicing or Loans or that relates to the business systems, practices, know-how, documents, reports, plans, proposals, forecasts, personnel, policies, training materials, complaints, or business continuity plans of the disclosing party and that is not generally known to the public, and (c) information that the disclosing party designates in writing as confidential or proprietary information or that the receiving party has reasons to know is confidential or proprietary information. Notwithstanding the foregoing, the following shall not constitute Confidential Information: (i) information that the receiving party is required by Law or Governmental Authority to disclose, provided that such disclosure is limited to disclosing only the reasonably required information in the manner required, (ii) information that otherwise becomes public other than as a result of action by the receiving party, and (iii) information that the receiving party can demonstrate that it developed without reference to the information received from the disclosing party.

“[*****].

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“Financial Condition Event” shall have the meaning set forth in Section 4.01.

“Governmental Authority” shall mean any federal, state or local governmental or regulatory authority, agency, court, tribunal, commission or other regulatory entity asserting jurisdiction over any Party or the activities of any Party.

“Governmental Requirements” means, collectively, all federal and state statutes, codes, ordinances, laws, and regulations that may apply to Servicer or a Buyer either now or in the future relating to the Servicing of the Loans, including, but not limited to, applicable federal, state and local consumer protection laws, the federal Truth in Lending Act (Regulation Z), the Equal Credit Opportunity Act (Regulation B), the federal Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, the Telephone Consumer Protection Act, and the Fair and Accurate Credit Transactions Act of 2003, the Bank Service Company Act, the Bank Secrecy Act, the Gramm-Leach-Bliley Act (Regulation P), and privacy and anti-money laundering laws, and all regulations, rules, orders, guidance, directives, interpretations and decrees of any Governmental Authority related thereto.

“Indemnified Parties” shall have the meaning set forth in Section 7.14.

“Indemnifying Party” shall have the meaning set forth in Section 7.14.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its assets, liabilities, or business, including those promulgated, interpreted or enforced by any Governmental Authority.

“Licensed Technology” shall have the meaning set forth in Section 2.04.

“Loan” shall have the meaning set forth in the Purchase Agreement.

“Lockbox” shall mean the lockbox established by Servicer for the benefit of the lenders in the GreenSky® Program at Wells Fargo or such other financial institution customarily utilized by Servicer with respect to other lenders and approved by Buyers (which approval will not unreasonably be withheld or delayed), to which the Borrowers are instructed to remit check payments on the Loans.

“Monthly Accounting” shall have the meaning set forth in Section 3.01(b).

“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

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“Outstanding Balance” shall mean, as of any specified date, the original principal amount of a Loan plus any additional Loan draws (if any), plus the amount of any interest, fees or other amounts due under or with respect to such Loan minus any payments, credits, or other amounts credited against such Loan, all as contemplated by this Servicing Agreement.

“Payment Date” shall mean the eighth Business Day of a month.

“Performance Fee” shall have the meaning set forth in Section 3.01(c).

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

“Person” shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

“Portfolio Credit Losses” shall mean, for each calendar month, an amount equal to (a) the Outstanding Balance of all Loans that become past due by 90 or more days during such month or for which Servicer became aware during such month that the sole Borrower or all co-Borrowers (as applicable) are the subject of a bankruptcy or similar proceeding or have died, plus (b) to the extent Buyers are not otherwise compensated therefor, the portions of the Outstanding Balance of all Loans that have been waived, forgiven, compromised or settled during such month (other than for Loans that were previously included in Portfolio Credit Losses pursuant to clause (a)). For the avoidance of doubt, in no event shall the Portfolio Credit Losses for a particular month include any amounts that were previously included in Portfolio Credit Losses for a prior month or for which Buyers were otherwise compensated.

“[*****].

“[*****].

“Program Agreements” shall mean the agreements entered into from time to time between Servicer (or its Affiliates) and Program Merchants under which Servicer provides clerical, ministerial, and administrative services to lenders in their origination of loans for the benefit of lenders participating in the GreenSky® Program.

“Program Merchants” shall mean manufacturers, dealers, merchants, providers, distributors, retailers, contractors and installers of goods and services that have entered into Program Agreements to be authorized to participate in the GreenSky® Program.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Servicer Default” shall have the meaning set forth in Section 4.01.

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“Service Transfer” shall have the meaning set forth in Section 4.02(b).

“Servicing” shall have the meaning set forth in Section 2.01(b).

“Servicing Fee” shall have the meaning set forth in Section 3.01(b).

“Sponsors” shall mean sponsors of Program Merchants that refer Program Merchants to participate in the GreenSky® Program.

“Successor Servicer” shall have the meaning set forth in Section 4.02(a).

“Termination Notice” shall have the meaning set forth in Section 4.01.

“[*****].

Section 1.02 Other Definitional Provisions.

(a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any notice or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) The words “hereof,” “herein” and “hereunder” and any words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; and section and schedule references contained in this Servicing Agreement are references to sections and schedules in or to this Servicing Agreement unless otherwise specified.

ARTICLE II

ADMINISTRATION AND SERVICING OF LOANS

Section 2.01 Servicing.

(a) Buyers hereby appoint Servicer to service the Loans substantially in accordance with the common servicing standards established for the GreenSky® Program as provided herein.

(b) Servicer agrees to service the Loans on behalf of, and at the direction and control of, Buyers in accordance with the customary industry servicing practices of prudent lending institutions that service loans of the same type as the Loans, which shall include, but not be limited to, account opening, transaction processing, customer service, statement generation, reporting, billing, repayment disbursements, management, administration, collection, customer service, and consumer complaint identification, monitoring and resolution, in accordance, where applicable, with the criteria established and adopted by Buyers and set forth in this Servicing Agreement including Schedule A (“Servicing”).

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(c) Servicer agrees to timely deliver to Buyers the servicer reports with respect to the Loans as are set forth on Schedule B.

(d) Under the supervision and control of Buyers, and in the Buyers’ name, Servicer shall have full power and authority to do any and all things on behalf of Buyers in connection with such Servicing that are reasonably necessary or desirable for the benefit of Buyers, provided that except as provided herein, until a Loan is 90 or more days past due, and thereafter if Servicer has not compensated Buyers for the related Portfolio Credit Loss, Servicer shall not, without the prior approval of Buyers, (i) modify the terms of the Loans, including, but not limited to, interest rate and maturity date, or (ii) waive Borrower payment delinquencies.

(i) Notwithstanding the generality of the foregoing, for Buyers’ benefit, Buyers authorize Servicer to settle all Borrower complaints and disputes on behalf of, and in the name of, Buyers, provided that any such settlement may involve a total amount (principal, finance charges, and fees) of no more than $20,000.00. Such authority includes, without limitation, filing chargebacks with the applicable payment card network, enforcing contractual rights to reimbursement or refunds from Program Merchants and Sponsors, crediting Borrower(s) accounts, and executing settlement and release agreements adopted by Buyers substantially in the form attached hereto as Schedule D. In the event that any settlement amount would exceed $20,000.00, Servicer will consult with Buyers for final settlement authority.

(ii) The modification of the terms of a Loan, waiver of Borrower payment delinquencies, or other settlement shall have no effect upon the treatment of the Outstanding Balance of such Loan as a Portfolio Credit Loss.

(e) Without limiting the generality of the foregoing, Servicer, on behalf of, and subject at all times to the direction and control of, Buyers, agrees to: (i) timely invoice each Borrower for all payments required to be paid by such Borrower, which invoice may be electronic, (ii) direct each Borrower to remit such payments due by such Borrower directly to the Lockbox, the ACH Account, or otherwise as instructed by Buyers, (iii) forward to the Lockbox or arrange disbursement in accordance with the terms hereof of any amounts that should have been deposited into the Lockbox, but were not so deposited, within 2 Business Days of receiving funds from a Borrower, or, if such amounts are not accompanied by a payment coupon or otherwise are unidentifiable, as soon thereafter as practicable after they are identified as being attributable to a Loan, and promptly thereafter instruct the bank maintaining the Lockbox to transfer such amounts to the Buyers’ Designated Accounts, in accordance with Buyers’ respective Percentage Interests, (iv) reconcile the funds in the ACH Account and instruct the bank maintaining the ACH Account to transfer any amounts received in the ACH Account from a Borrower to the Buyers’ Designated Accounts, in accordance with Buyer’s respective Percentage Interests, within 2 Business Days of receiving funds from a Borrower or, if such funds cannot be identified as being attributable to a particular Loan, as soon thereafter as practicable after they are identified as being attributable to a Loan, and (v) maintain with respect to each Loan, complete and accurate records in accordance with customary industry practices.

(f) Buyers shall own and have reasonable access to all Borrower records including, but not limited to, Loan documents, at such time and in such commercially reasonable manner as shall

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be requested by Buyers. Buyers may utilize such records for the purposes of marketing Buyers’ products and services to Borrowers as permitted by Law and the terms of the GreenSky® Program but subject to any limitations imposed by the Program Agreement(s). Notwithstanding anything herein to the contrary, since the receivables and other rights to payment with respect to the Loans are at all times the sole property of Buyers, Buyers shall have the unconditional right, at any time and from time to time, to take possession of the original Loan documents or other original evidence of the debt owed by any Borrower, and Servicer shall promptly deliver the same to Buyers on Buyers’ request.

(g) Servicer shall not institute collection litigation with respect to a Loan without the prior express written consent of Buyers, and Servicer shall not be obligated to institute collection litigation unless it concludes that it is commercially reasonable.

(h) Servicer shall pay all of its expenses incurred in connection with the Servicing of the Loans, which for the avoidance of doubt shall not include state documentary taxes.

Section 2.02 Compliance.

(a) Buyers will adopt, and Servicer will administer, policies and procedures for the GreenSky® Program reasonably designed to ensure compliance with Governmental Requirements.

(b) Servicer agrees to observe and comply with all Governmental Requirements applicable to the Servicing of the Loans.

Section 2.03 Audit Rights. Buyers may audit Servicer for compliance with the terms of this Servicing Agreement and applicable Law relating to Servicer’s performance of its obligations under this Servicing Agreement. Servicer agrees to make available its facilities, personnel and records to Buyers and their respective auditors when reasonably requested by Buyers: (i) on a quarterly basis or such other frequency reasonably agreed by Servicer and Buyers to enable Buyers or their respective auditors to perform agreed upon audit procedures on Servicer’s accounting, information technology, Loan origination, Loan servicing and collection policies and operations, and to review such other information or data necessary for Buyers to perform risk and compliance analysis with respect to the services being provided by Servicer pursuant to this Servicing Agreement, and (ii) on a quarterly basis to permit statistical sampling to confirm the performance of the Loans. Servicer agrees to respond to Buyers in writing within 30 days of its receipt of written notice of any material deficiencies identified during these audits, and, in the event that Servicer does not correct any deficiencies material to the Loans taken as a whole identified during these audits within 30 days of Servicer’s response to Buyers, then it shall be deemed to be a “Noncompliance Event.” Buyers’ failure to exercise its right to audit Servicer pursuant to this Section shall not act as a waiver of any of its rights or remedies under this Servicing Agreement. Each Party shall make available its facilities, personnel and records with regard to the matters relating to the Loans and Servicer’s performance of its obligations under this Servicing Agreement for examination or audit when requested by a Governmental Authority with jurisdiction over the other Party.

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Section 2.04 Technology License. In furtherance of the activities contemplated by this Servicing Agreement, Servicer grants Buyers a non-exclusive, nontransferable, nonsublicensable, revocable license to use Servicer’s GreenSky® Program technology platform (the “Licensed Technology”) during the period that Servicer is acting as the servicer under this Servicing Agreement solely for the purposes of, and in connection with, Buyers’ participation in the GreenSky® Program. Buyers acknowledge and agree that Servicer will remain the sole and exclusive owner of all right, title and interest in and to the Licensed Technology (including any and all modifications or derivative works thereof) and all intellectual property rights relating thereto, and Buyers do not and will not have or acquire any ownership interest in the Licensed Technology (or any modifications or derivative works thereof) or any intellectual property rights relating thereto under or in connection with this Servicing Agreement.

ARTICLE III

PERFORMANCE FEE AND SERVICING FEE

Section 3.01 Servicing Fee and Performance Fee.

(a) [*****].

(b) No later than the eighth Business Day of each month during the term of this Servicing Agreement, Servicer shall provide to Buyers a “Monthly Accounting” with respect to the prior month calculated as follows:

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Section 3.02 Certain Definitions Related to Performance Fee.

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ARTICLE IV

SERVICER DEFAULTS

Section 4.01 Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by Servicer to make any payment, transfer or deposit or to give instructions to bank holding the Lockbox or ACH Account to make such payment, transfer or deposit on or before the date occurring 3 Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Servicing Agreement, provided however, that where such failure is due to oversight, error or any other reason not including bad faith on the part of Servicer, such 3 Business Day period shall commence upon notice to Servicer from Buyers;

(b) any failure on the part of Servicer to duly observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Servicing Agreement and which continues unremedied for a period of 30 days after the date on

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which notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Buyers;

(c) any representation, warranty or certification made by Servicer in this Servicing Agreement or in any certificate delivered pursuant to this Servicing Agreement shall prove to have been materially incorrect when made, which has a materially adverse effect on the Loans (taken as a whole) and which materially adverse effect continues for a period of 30 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to Servicer by Buyers;

(d) any Non-Compliance Event; or

(e) Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all its property, or an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been commenced against Servicer and such action shall have remained undischarged or unstayed for a period of 60 days or an order or decree providing for such relief shall have been entered; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, Buyers, by notice given to Servicer (a “Termination Notice”), may terminate all, but not less than all, of the rights and obligations of Servicer as servicer under this Servicing Agreement and appoint a Successor Servicer, subject to Section 4.2.

Notwithstanding the foregoing, a delay in or failure of performance shall not constitute a Servicer Default (i) under paragraph (a) above for a period of 10 Business Days after the applicable grace period or (ii) under paragraph (b), (c) or (d) above for a period of 15 Business Days after the applicable grace period, if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, terrorism, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Servicing Agreement, and Servicer shall provide Buyers with prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

In addition, if Servicer experiences a material deterioration in its financial condition such that Servicer is unable to fulfill its obligations under this Servicing Agreement in a material respect (such material deterioration in financial condition, a “Financial Condition Event”), Servicer shall promptly give notice to Buyers of such Financial Condition Event. Each of Buyers and Servicer shall have the right, at their respective option, to terminate all, but not less than all, of the rights and obligations of Servicer as servicer under this Servicing Agreement and have Buyers appoint a

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Successor Servicer, subject to Section 4.2, by providing a Termination Notice to the other party upon 90 days prior written notice, unless Servicer cures such Financial Condition Event within such 90 days. If a Financial Condition Event is not cured within such 90 days, then such Financial Condition Event shall constitute a Servicer Default.

Section 4.02 Appointment of Successor.

(a) On and after the receipt by Servicer of a Termination Notice pursuant to Section 4.01, Servicer shall continue to perform all servicing functions under this Servicing Agreement until the date specified in the Termination Notice or otherwise specified by Buyers (provided, with respect to an event specified in Section 4.01(b) or (c), such date shall not be less than 60 days after Servicer’s receipt of the initial notice from Buyers identifying the occurrence of such event) or until a date mutually agreed upon by Servicer and Buyers. Buyers shall, as promptly as possible after the giving of a Termination Notice, appoint on commercially reasonable terms a third party servicing entity selected by Buyers in their sole discretion, or itself on commercially reasonable terms, as the successor servicer (the “Successor Servicer”), and such Successor Servicer, if a third party, shall accept its appointment by a written assumption in a form acceptable to Buyers. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Buyers, without further action, shall automatically be appointed on commercially reasonably terms the Successor Servicer.

(b) After a Successor Servicer is appointed by Buyers and is fully performing the servicing duties, all authority and power of Servicer under this Servicing Agreement, except for the right to receive payment under Section 4.02(d), shall pass to and be vested in the Successor Servicer (a “Service Transfer”) and, without limitation, Buyers are hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. Servicer agrees to cooperate with Buyers and such Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of Servicer to service the Loans provided for under this Servicing Agreement, including all authority over all Collections that shall on the date of transfer be held by Servicer for deposit, or which have been deposited in the Lockbox or ACH Account, or which thereafter shall be received with respect to the Loans, and in assisting the Successor Servicer. Servicer shall also complete such transfer of its rights under the Program Agreements as may be necessary for the Successor Servicer to adequately perform its duties and obligations under this Servicing Agreement. Within 10 Business Days after a Service Transfer, Servicer shall transfer its electronic records relating to the Loans to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing and enforcement of the Loans in the manner and at such times as the Successor Servicer shall reasonably request. The Servicer shall be responsible for all expenses incurred in transferring the servicing duties to the Successor Servicer. To the extent that compliance with this Section shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary confidentiality agreements as Servicer shall deem reasonably necessary to protect its interests.

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(c) Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions and collection of any payments under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Servicing Agreement to Servicer shall be deemed to refer to the Successor Servicer, other than the right of Servicer to receive the amounts provided for in Section 4.02(d).

(d) From and after the termination of the servicing by Servicer, the Servicing Fee due to Servicer under Section 3.01(a) shall be reduced by the commercially reasonable servicing fee in accordance with Section 4.02(b) paid by Buyers to the Successor Servicer, but (i) the remainder of the Servicing Fee, (ii) the Performance Fee, and (iii) the balance of the Portfolio Escrow Account shall be paid to Servicer as contemplated by Article III. In the event that Buyers serve as a Successor Servicer, the Servicing Fee due to Servicer under Article III shall be reduced by the reasonable amount that Buyers would have to pay to an independent Successor Servicer in an arms’ length transaction.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01 Representations and Warranties of Servicer. Servicer represents and warrants to Buyers as follows:

(a) Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Servicer shall be entitled, however, to convert into a Georgia or Delaware corporation.

(b) Servicer has all necessary company power and authority to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Servicer of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Servicer, and this Servicing Agreement has been duly executed and delivered by Servicer and constitutes the valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms (except as such enforcement may be limited by bankruptcy and other laws affecting the rights of creditors generally and by general equity principles).

(c) Neither the execution and delivery of this Servicing Agreement by Servicer nor the consummation of the transactions contemplated by this Servicing Agreement by Servicer will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any contract, instrument or commitment to which Servicer is a party or by which Servicer is bound, (ii) violate the governing documents of Servicer, (iii) result in the creation of any lien, charge or encumbrance upon any of the Loans (except pursuant to the terms hereof), (iv) require the consent or approval under any judgment, order, writ, decree, permit or license to which Servicer is a party or by which it is bound, or (v) require the consent or approval of any other party to any contract, instrument or commitment to which Servicer is a party or by which it is bound.

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(d) There is no claim, or any litigation, proceeding, arbitration, investigation or controversy pending, to which Servicer is a party, or by which it is bound, which materially adversely affects Servicer’s ability to consummate the transactions or obligations contemplated.

(e) No consent of any Person (including without limitation any member or creditor of Servicer) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any Governmental Authority is required (other than those previously obtained) in connection with the execution or delivery of this Servicing Agreement by Servicer, the validity of this Servicing Agreement with respect to Servicer, the enforceability of this Servicing Agreement against Servicer, the consummation by Servicer of the transactions contemplated hereby or the performance by Servicer of its obligations hereunder, except insofar as the absence thereof would not result in a materially adverse impact on Servicer, Buyers or the Loans.

(f) No event has occurred and is existing which would have a material adverse effect on the financial condition or operations of Servicer or its ability to perform its obligations hereunder.

(g) Servicer has complied in all material respects with all applicable Laws, Orders, judgments, injunctions, decrees or awards to which it is subject and that relate in any way to this Servicing Agreement or the performance by Servicer of its obligations hereunder. Servicer has in effect all Permits necessary for it to own, lease, or operate its assets and to carry on its business in all material respects as now conducted, and such Permits are in full force and effect, and there has occurred no Default under any such Permit. Servicer is not in receipt of any written notification or communication from any Governmental Authority (i) asserting that Servicer is not in compliance with any of the Laws or Orders that such Governmental Authority enforces where such noncompliance would have a materially adverse effect on Servicer’s ability to perform its obligations hereunder, (ii) threatening to revoke any Permits that are material to Servicer’s performance of its obligations hereunder, or (iii) requiring Servicer to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts the conduct of its business in a manner that would have a materially adverse effect on the ability of Servicer to perform its obligations hereunder.

(h) This Servicing Agreement constitutes a legal, valid, and binding obligation of Servicer enforceable against Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or general principles of equity.

(i) Assuming the accuracy of the information provided by Borrowers, all information and documentation relating to the Loans submitted to Buyers by Servicer pursuant to this Servicing Agreement is true and correct in all material respects and accurately reflects the status of each Loan and the indebtedness to which such documentation relates.

Section 5.02 Representations and Warranties of Buyers. Buyers represent and warrant to Servicer as follows:

(a) Zalik is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

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(b) Each Buyer has all necessary capacity and authority with respect to Sheft and Sheft Trust, and corporate power and authority with respect to Zalik, to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Zalik of the transactions contemplated hereby have been duly authorized by all corporate action of Zalik, and this Servicing Agreement has been duly executed and delivered by each Buyer and constitutes the valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(c) Neither the execution and delivery of this Servicing Agreement by each Buyer nor the consummation of the transactions contemplated by this Servicing Agreement by each Buyer, will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by the terms of any contract, instrument or commitment to which such Buyer is a party or by which it is bound, (ii) violate the certificate of incorporation or bylaws, or other equivalent organizational document of Zalik, (iii) require any consent or approval under any judgment, order, writ, decree, permit or license to which such Buyer is a party or by which it is bound, or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which such Buyer is a party or by which it is bound.

(d) There is no claim, or any litigation, proceeding, arbitration, investigation or controversy pending, to which any Buyer is a party or by which it is bound, which materially adversely affects such Buyer’s ability to consummate the transactions contemplated hereby.

(e) No consent of any Person (including without limitation any equity owner or creditor of either Buyer, as applicable) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any Governmental Authority is required (other than those previously obtained) in connection with the execution or delivery of this Servicing Agreement by either Buyer, the validity of this Servicing Agreement with respect to either Buyer, the enforceability of this Servicing Agreement against either Buyer, the consummation by either Buyer of the transactions contemplated hereby, or the performance of either Buyer of its obligations hereunder, except insofar as the absence thereof would not result in a materially adverse impact on Buyers, Servicer, or the Loans.

(f) No Buyer is in receipt of any written notification or communication from any Governmental Authority (i) asserting that such Buyer is not in compliance with any of the Laws or Orders that such Governmental Authority enforces where such noncompliance would have a materially adverse effect on such Buyer’s ability to perform its obligations hereunder, (ii) threatening to revoke any Permits that are material to such Buyer’s performance of its obligations hereunder, or (iii) requiring such Buyer to enter into or consent to the issuance of a cease and desist order, consent order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to capital adequacy, credit or reserve policies or management that would have a materially adverse effect on the ability of such Buyer to perform its obligations hereunder.

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ARTICLE VI

TERM AND TERMINATION

Section 6.01 Term. This Servicing Agreement shall begin on the Effective Date and end on the date that all Loans have been repaid. For the avoidance of doubt, Buyers shall have the right to terminate Servicer’s Servicing under this Servicing Agreement under the circumstances set forth in Article IV.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Servicing Agreement may not be modified or amended except by a writing executed by Servicer and Buyers.

Section 7.02 Governing Law. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the address shown as follows:

If to Servicer:	GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: President

With copy to:	GreenSky, LLC
5565 Glenridge Connector, Suite 700
Atlanta, Georgia 30342
Attention: General Counsel

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If to Sheft:	Robert Sheft
## #### ##### ##### ####, ##
######### ####
#######, ## #####
Attention: Robert Sheft

If to Sheft Trust:	Robert Sheft 2012 Trust
## #### ##### ##### ####, ##
######### ####
#######, ## #####
Attention: Hope Sheft and Richard Sheft

If to Zalik:	Zalik Family Dynasty Trust I, LLC
## ##### ##### #### ##
#######, ## #####
Attention: ##### Zalik

Any Party shall have the right to change its notice address to another address within the continental United States of America upon providing notice to the other Parties.

Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement.

Section 7.05 Assignment. This Servicing Agreement is binding upon the Parties and their successors and assigns. Any Party may assign this Servicing Agreement or delegate part or all of its rights or obligations hereunder to a financially responsible Affiliate. In addition, each Buyer may sell, assign, convey or grant a security interest in all or part of its rights in the Loans to any Person without limitation or restriction provided that any Person that acquires any interest therein agrees to be bound by the terms of this Servicing Agreement, and Servicer may assign its interest hereunder as part of the sale of all or substantially all of its assets or business. Otherwise, no Party can assign this Servicing Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, which may be withheld. Any purported assignment to a Person, without such prior written consent shall be void.

Section 7.06 Further Assurances. Servicer and Buyers agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Servicing Agreement, including, without limitation, the authorization or execution of any financing statements or amendments thereto or equivalent documents relating to the Loans for filing under the provisions

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of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other Party of any change in the name or the type or jurisdiction of organization of such Party.

Section 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Buyers, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08 Counterparts. This Servicing Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09 Binding; Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and is binding upon the Parties hereto and their respective successors and permitted assigns. There are no intended third-party beneficiaries of this Servicing Agreement.

Section 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Servicing Agreement and the schedules hereto set forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Servicing Agreement.

Section 7.11 Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12 Survival. All representations, warranties and agreements contained in this Servicing Agreement shall remain operative and in full force and effect and shall survive until the termination of this Servicing Agreement. In addition, the termination or expiration of this Servicing Agreement shall not affect the rights of any Party to recover for breaches occurring prior thereto or with respect to provisions of this Servicing Agreement that by their terms continue after termination.

Section 7.13 Damages. Subject to Section 7.15, each Party shall be entitled to all monetary and equitable relief awarded to them by an arbitrator or, if applicable, a court, for a breach by the other Party of its representations, warranties, covenants or other agreements contained in this Servicing Agreement.

Section 7.14 Indemnification. To the fullest extent permitted by law, each Party hereby agrees to indemnify, defend and hold harmless the other Party, its affiliates, officers, directors, managers, employees and agents from and against any and all losses, liabilities, claims, demands, damages, penalties, fines costs and expenses (including actual, reasonable attorneys’ fees and disbursements) of every, kind, nature and description sustained or incurred by the indemnified parties, or any of them, that arise out of or relate to any gross negligence, willful

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misconduct or bad faith by the indemnifying party in connection with this Servicing Agreement, or the transactions contemplated herein.

Section 7.15 Types of Damages. Notwithstanding the foregoing, or any breach of contract or other remedies provided for under applicable Law, in no event shall any Party, or any of their respective affiliates, officers, directors, managers, employees, or agents be liable for any indirect, incidental, special, punitive, exemplary or consequential damages of any type whatsoever, including without limitation lost profits (even if advised of the possibility thereof) arising in any way from the transactions contemplated hereunder, except insofar as (a) the Performance Fee and Servicing Fee may be deemed to embody these types of damages, or (b) such damages have been determined by a court of competent jurisdiction to be due to an unrelated third party.

Section 7.16 Arbitration. If there shall be any dispute arising out of or in any way relating to this Servicing Agreement, the contemplated transactions, any document referred to or incorporated herein by reference or centrally related to the subject matter hereof, or the subject matter of any of the same, the Parties covenant and agree as follows:

(a) The Parties shall first use their reasonable best efforts to resolve such dispute among themselves, with or without mediation.

(b) If the Parties are unable to resolve such dispute among themselves, such dispute shall be submitted to mandatory binding arbitration in Atlanta, Georgia under the auspices of, and pursuant to the rules of, the American Arbitration Association’s Commercial Arbitration Rules as then in effect, or such other procedures as the Parties may agree to at the time, before an arbitrator, who shall be selected by the Parties to the dispute. Any award issued as a result of such arbitration shall be final and binding between the Parties. After the Parties have complied with the mandatory arbitration provisions in this Section 7.16, the Parties agree that all subsequent actions or proceedings arising in connection with or related to this Servicing Agreement, including the enforcement of any arbitration award or decision hereunder, shall be tried and determined only in the state or federal courts located in Atlanta, Georgia. Each Party acknowledges that it has voluntarily and knowingly entered into an agreement to arbitration under this Section 7.16 by executing this Servicing Agreement. The Parties agree to abide by and perform any award or decision rendered by the arbitrators. The Parties covenant and agree to act as expeditiously as practicable in order to resolve all disputes by arbitration. Notwithstanding anything in this Section 7.16 to the contrary, no Party shall be precluded from seeking court action if the action sought is either injunctive action, a restraining order or other equitable relief.

(c) TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST THE OTHER ARISING OUT OF THIS SERVICING AGREEMENT. Each Party acknowledges that it has been represented by legal counsel of its own choosing and has been advised of the intent, scope and effect of this Section 7.16 and has voluntarily entered into this Servicing Agreement and this Section 7.16.

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Section 7.17 Confidential Information. Each Party agrees to maintain theconfidentiality of the Confidential Information that it receives from the other party, provided that nothing herein shall limit the ability of a Party to disclose such information to a subsidiary, parent, investor, or subcontractor, provided such recipient is subject to the foregoing confidentiality obligation. In additional, notwithstanding the foregoing, Buyers shall at all times be entitled to disclose Confidential Information to Governmental Authorities, Servicer shall at all times be entitled to disclose aggregated performance data and other information that does not by its nature identify an individual Borrower or identify groups of Loans, and both Parties shall be entitled to disclose Confidential Information to their auditors, attorneys and other professionals who are under a general duty of confidentiality.

Section 7.18 Buyer Representative.

(a) By its execution of this Servicing Agreement, Zalik hereby appoints Sheft as his true and lawful agent and attorney-in-fact, and hereby delegates Sheft, to act in the name, place and stead of Zalik with respect to the performance on behalf of Buyers under the terms and provisions of this Servicing Agreement, as the same may be amended from time to time, and to do or refrain from doing all such further acts and things, and to execute all such documents, as Sheft shall deem necessary or appropriate in connection with any of the transactions contemplated under this Servicing Agreement, including, without limitation, the power (i) to take all action necessary to consummate the transactions contemplated hereby, including the resolution of any disputes hereunder and/or settlement of any indemnification claims, (ii) to give and receive all notices required to be given under this Servicing Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of Buyers by the terms of this Servicing Agreement. Notwithstanding anything to the contrary contained in this Servicing Agreement, Sheft shall have the sole authority to act on behalf of the Buyers with respect to the foregoing matters, and Zalik shall not have any authority to act on its own behalf or on behalf of Sheft with respect to such matters; provided, however, (a) Zalik shall retain the sole authority to sell, assign, convey or grant a security interest in all or part of its rights in the Loans pursuant to Section 7.05, (b) this Servicing Agreement may not be modified or amended without Zalik’s prior written consent, and (c) Sheft may not waive Zalik’s rights to any payments due to Zalik pursuant to this Servicing Agreement without Zalik’s prior written consent. Zalik reserves the right to revoke the foregoing appointment at any time upon written notice to Servicer and Sheft

(b) By Zalik’s execution of this Servicing Agreement, it is agreed that (unless and until the power of attorney granted in Section 7.17(a) is revoked by Zalik): (i) Servicer shall be entitled to rely conclusively on the instructions and decisions of Sheft as to any actions required or permitted to be taken by Sheft hereunder, and no party hereunder shall have any cause of action against Servicer for any action taken by Servicer in reliance upon the instructions or decisions of Sheft; (ii) the provisions of this Section 7.17 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable; (iii) remedies available at law for any breach of the provisions of this Section 7.17 are inadequate, and, accordingly, Servicer shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages if Servicer brings an action to enforce the provisions of this Section 7.17; and (iv) the provisions of this Section 7.17 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees and successors of Zalik, and any references in this Section 7.17 to Zalik shall mean and include the successors

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to the rights of Zalik hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

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IN WITNESS WHEREOF, Servicer and Buyers have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By:	/s/ Robert Partlow

Name:	Robert Partlow

Title:	CFO

BUYERS:

/s/ Robert Sheft
Robert Sheft

ROBERT SHEFT 2012 TRUST

By:	/s/ Hope G. Sheft

Name:	Hope G. Sheft

Title:	Trustee

ZALIK FAMILY DYNASTY TRUST I, LLC

By:	/s/ Helen Zalik

Name:	Helen Zalik

Title:	Manager